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                                                                  EXHIBIT 10.100

                                 FIRST WAIVER
                        (BRIDGE LOAN CREDIT AGREEMENT)

          This FIRST WAIVER (BRIDGE LOAN CREDIT AGREEMENT) (the "Waiver"), dated as of July 22, 1998, is among SMART & FINAL INC., a Delaware corporation (the "Company"), and CREDIT LYONNAIS LOS ANGELES BRANCH, a branch duly licensed under the laws of the State of California (the "Bank") of a banking corporation organized and existing under the laws of the Republic of France.

                            PRELIMINARY STATEMENTS

          WHEREAS, the Company and the Bank have entered into a Bridge Loan Credit Agreement dated as of April 10, 1998 (the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

          WHEREAS, the Company has requested that the Bank waive, through September 30, 1998, any Default or Event of Default that may have occurred by reason of the Company's failure to comply with certain covenants of the Credit Agreement expressly identified below;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          SECTION 1.  Waiver under Credit Agreement.  Effective as of May 15,
                      -----------------------------
1998 (the "Effective Date") and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Bank hereby waives, during the
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period beginning on the Effective Date and ending on and including September 30,
1998 (the "Waiver Period"), any Default or Event of Default which would arise by reason of the Company's failure to comply with Section 6.14 (Cash Flow Ratio) of the Credit Agreement. At the end of the Waiver Period, if the Company is not in compliance with such Section pursuant to the terms thereof, a Default or Event or Default shall be deemed to exist unless, and except to the extent that, such Default or Event of Default is further waived or the same shall cease to exist by reason of an amendment to the applicable provisions of the Credit Agreement.

          SECTION 2.  Applicable Margin; Commitment Fee.
                      ---------------------------------

          (a) As of June 20, 1998 and until the end of the Waiver Period, Sections 2.05(a) and (b) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

     "Section 2.05.   Interest Rates and Payment.
                      --------------------------

          (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of (i) Base
                                          --- -----
          Rate
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          and (ii) from June 20, 1998 and until the end of the Waiver Period, one-half of one percent (.50%).

          (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of (i) Adjusted
                                 --- -----
          LIBOR and (ii) (a) prior to June 20, 1998, the Applicable Margin, and
          (b) from June 20, 1998 and until the end of the Waiver Period, one and one-quarter of one percent (1.25%)."

          (b) As of June 20, 1998 and until the end of the Waiver Period, the reference to "one hundred and seventy-five hundredths of one percent (0.175%)" in Section 2.06 (Fees) is hereby deleted and replaced with "0.35%."

          SECTION 3.  Conditions of Effectiveness.  This Waiver shall become
                      ---------------------------
effective when the Bank shall have received (a) counterparts of this Waiver executed by the Company and the Bank, and (b) counterparts of the Consent appended hereto executed by each of Smart & Final Food Stores Corporation, American Foodservice Distributors, Inc. and Port Stockton Food Distributors, Inc., each a California corporation.

          SECTION 4.  Reference to and Effect on the Loan Documents. (a) Upon
                      ---------------------------------------------
the effectiveness of this Waiver, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the other documents entered into in connection with the Credit Agreement (as amended, the "Loan Documents") to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

          (b) Except as specifically provided above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          (d) The Bank and the Company, and, by execution of the Consent appended hereto, each Guarantor, specifically acknowledges and agrees that (i) none of the Company, the Guarantors, or the Bank has agreed to any other or future waiver of or amendment to the Loan Documents, (ii) neither the granting of the waiver described herein nor the granting of any prior waivers and amendments under the Loan Documents creates any obligation whatsoever on the part of the Company, the Guarantors, or the Bank to grant any other or future waiver or amendment under the Loan Documents, and (iii) except as specifically set forth herein, each of the Company, the Guarantors, and the Bank have reserved all rights and remedies under the Loan Documents.

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          SECTION 5.  General Release of Claims. (a) The Company and the
                      -------------------------
Guarantors (by execution of the Consent appended hereto) each represent and agree that they have both diligently and thoroughly investigatged the existence of any Claim (as defined below), and to their knowledge and belief, no Claim exists and no facts exist that could give rise to or support a Claim.

          (b) As additional consideration for the waivers as set forth herein, the Company (by its execution hereof) and each the Guarantors (by its execution of the Consent appended hereto) and each of their respective agents, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns (individually a "Releasing Party," and collectively the "Releasing Parties") each hereby releases and forever discharges the Bank and all of its agents, direct and indirect shareholders, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns (individually, a "Released Party," and collectively, the "Released Parties") of and from all damage, loss, claims, demands, liabilities, obligations (except for any such obligations hereafter arising pursuant to the terms of the Loan Documents, as amended to date), actions and causes of action whatsoever (collectively "Claims") that the Releasing Parties and each of them may, as of the date hereof, have or claim to have against each of the Released Parties, in each case whether presently known or with respect to which the facts are known (or should have been known) that could give rise to or support a Claim and of every nature and extent whatsoever on account of or in any way relating to, arising out of or based upon the Loan Documents or this Waiver (including clause (a) above and the Consent appended hereto) or the negotiation or documentation hereof or the waivers under the Loan Documents effected by this Waiver or the transactions contemplated hereby, or any action or omission in connection with any of the foregoing, including, without limitation, all such loss or damage of any kind heretofore sustained, or that may arise as a consequence of the dealings between the parties up to the date hereof in connection with or in any way related to the Loan Documents or this Waiver. Each Releasing Party further covenants and agrees that it has not assigned heretofore, and will not hereafter sue any Released Party upon, any Claim released or purported to be released under this Section, and the Company and each of the Guarantors will indemnify and hold harmless said Released Parties against any loss or liability on account of any actions brought by any Releasing Party or its assigns or prosecuted on behalf of any Releasing Party and relating to any Claim released or purported to be released under this Section. It is further understood and agreed that any and all rights under the provisions of Section 1542 of the California Civil Code are expressly waived by each of the Releasing Parties. Section 1542 provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
     CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          SECTION 6.  Representations and Warranties.  Each of the Company and
                      ------------------------------
each of the Guarantors (by its execution of the Consent appended hereof) represents and warrants to the Bank that:

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          (a) The representations and warranties in the Credit Agreement and each of the other Loan Documents to which it is a party remain true and correct in all material respects immediately prior to and upon giving effect to this Waiver and the Consent, as if the same were made on the date of the effectiveness of the amendments set forth herein (except for those relating to an earlier date which were true and correct in all material respects as of such date).

          (b) The execution, delivery and performance of this Waiver and the Consent by the Borrower and the Guarantors, as applicable, has been duly authorized by all necessary organizational action.

          (c) All conditions set forth in Section 3 of this Waiver have been
                                          ---------
satisfied.

          (d) Upon giving effect to this Waiver, there is no and will not be any, Default or Event of Default.

          SECTION 7.  Costs, Expenses and Taxes.  The Company agrees to pay on
                      -------------------------
demand all costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Waiver, the Consent hereto, and the other instruments and documents, if any, to be delivered hereunder, including, without limitation, the reasonable fees and out of pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether though negotiations, legal proceedings or otherwise) of this Waiver, the Consent hereto, and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section.

          SECTION 8.  Execution in Counterparts.  This Waiver and the Consent
                      -------------------------
hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver or the Consent hereto by telefacsimile shall be effective as delivery of a manually executed counterpart of this Waiver or such Consent.

          SECTION 9.  Governing Law.  This Waiver and Consent hereto shall be
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governed by, and construed in accordance with, the laws of the State of
California.

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          IN WITNESS WHEREOF, the parties hereto have caused this First Waiver
(Bridge Loan Credit Agreement) to be executed by their respective officers thereunto duly authorized, as the date first above written.

                              SMART & FINAL INC.

                              By:  /s/ Donald G. Alvarado
                                  -------------------------
                                  Name:  Donald G. Alvarado
                                  Title:    Secretary

                              CREDIT LYONNAIS LOS ANGELES BRANCH

                              By: /s/ Pascal Poupelle
                                 _________________________________
                                  Name: Pascal Poupelle
                                  Title: Executive President
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                                    CONSENT

                           Dated as of July 22, 1998

          The undersigned, SMART & FINAL STORES CORPORATION, AMERICAN FOODSERVICE DISTRIBUTORS, INC., and PORT STOCKTON FOOD DISTRIBUTORS, INC., each a California corporation and party to the Subsidiary Guaranty (as defined in the Credit Agreement referred to in the foregoing Waiver), each hereby consents to the foregoing Waiver and hereby confirms and agrees that the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the said Waiver, each reference in the Subsidiary Guaranty to the Credit Agreement, "thereunder," "thereof" or words of like import shall mean and be a reference to the Credit Agreement as modified by the said Waiver.

                              SMART & FINAL STORES CORPORATION

                              By:  /s/ Richard Phegley
                                 ---------------------
                                 Name:  Richard Phegley
                                 Title:    VP & Treasurer


                              AMERICAN FOODSERVICE DISTRIBUTORS, INC.

                              By:  /s/ Donald G. Alvarado
                                 ------------------------
                                 Name:  Donald G. Alvarado
                                 Title:    Secretary


                              PORT STOCKTON FOOD DISTRIBUTORS, INC.

                              By:  /s/ Donald G. Alvarado
                                 ------------------------
                                 Name:  Donald G. Alvarado
                                 Title:    Secretary